Exhibit 10.21

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November, 1996, by and between Deluxe Corporation. ("Client") and DRH Strategic Consulting Inc. ("Consultant").

         WHEREAS, Consultant serves as an advisor on financial services businesses and employs or engages persons with significant experience and special abilities relating to Client's business; and

         WHEREAS, Client desires to retain the services of Consultant and Consultant desires to be retained by Client to provide services as an independent contractor.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereby agree as follows:

         1. Retention of Consultant and Services to be Performed.

                  1.1 Client hereby retains Consultant for the Term of this Agreement (as hereinafter defined), and Consultant hereby accepts such retention by Client. The services performed by Consultant's duties shall be as set forth in Schedule A and, subject to any limitations set forth in Schedule A, such services shall be performed at such reasonable times and places as Consultant and Client shall mutually agree.

                  1.2 Consultant shall make available to Client the services of Donald R Hollis, its President ("Hollis"), for the performance of Consultant's obligations under this Agreement.

         2. Term and Termination.

                  2.1 Unless earlier terminated as provided in paragraph 2.2, the term of this Agreement (the "term") shall be as set forth in Schedule A hereto.

                  2.2 The Agreement may be terminated prior to expiration of the Term as follows:

                  (a)      Upon the death of Hollis;

                  (b) By Client in the event that Hollis is unable, by reason of physical or mental disability, to perform the services contemplated by this Agreement for a period of more than 60 days in any 6-month period;

                  (b) By Client in the event that Consultant fails to perform its obligations under this Agreement and does not cure such failure within 60 days of receipt of written notice thereof from Client;

                  (b)By Client in the event that Consultant fails to perform its obligations under this Agreement and does not cure such failure within 60 days of receipt of written notice thereof from Client;

                  (c) By Consultant in the event that Client fails to perform its obligations under this Agreement and does not cure such failure within 60 days of receipt of written notice therefrom from Consultant;

                  (d) By Client upon 6 months prior written notice to Consultant in the event that Client determines to cease engaging in the financial services business;

                  (e) By Consultant upon 45 days prior to written notice to Client in the Consultant determines to cease operating its business, by Consultant; or

                  (f) By mutual written agreement of the parties.

Nothing in this paragraph 2.2 shall prevent Consultant from suspending the performance of its services under this Agreement, without being deemed to be in breach of its obligations hereunder, the event that Client fails to pay when due the compensation specified in paragraph 3.

                  3. Compensation.

                  3.1 During the term of this Agreement, Consultant shall receive from Client the compensation payable as set forth on Schedule A hereto.

                  3.2 Upon termination of this Agreement, Consultant shall be entitled to any compensation earned by Consultant to the date of termination, and no portion of the current installment of any retainer payment shall be refundable.

         4. Reimbursement of Expenses. Consultant shall be entitled, upon submission of detailed invoices, to reimbursement of travel and other expenses reasonably incurred in connection with Consultant's services. Payment shall be due within 15 days of invoice submission.

         5. Cooperation. Client agrees to cooperate with Consultant to the extent necessary for Consultant to perform the services hereunder, including providing Consultant with necessary information, including internal documents and background reports related to Client's business, plans and strategies.

         6. Confidentiality.

                  6.1 Consultant recognizes and acknowledges that the business of Client is highly competitive and that, by reason of its engagement, Consultant may have access to confidential and proprietary information regarding Client, including information provided pursuant to paragraph 5. Consultant hereby agrees not to disclose or intentionally use for the benefit of anyone other than Client any such confidential or proprietary information.

                  6.2 The provisions of paragraph 6.1 shall survive for a period of 2 year after the termination of this Agreement.

                  6.3 The provisions of Section 6.1 shall not apply to any information which (a) is, at the time of disclosure to Consultant, a part of the public domain or thereafter becomes a part of the public through no violation of this Agreement, (b) was available to Consultant on a non-confidential basis prior to its disclosure to Consultant by Client, (c) becomes available to Consultant on a non-confidential basis from a source other than Client, provided that such source is not bound by a confidentiality agreement with Client or an affiliate of Client, or (d) is required to be disclosed in a filing required by law or as otherwise contemplated by paragraph 6.4 below.

                  6.4 If Consultant is required, in any civil or criminal legal proceeding or any regulatory proceeding or any similar process or pursuant to any request of a regulatory authority having jurisdiction over Consultant, to disclose any propriety or confidential information, the Consultant shall give to Client prompt notice of such request so that Client may seek an appropriate protective order or waive Consultant's compliance with the provisions of this Agreement; provided, however, that is in the absence of a protective order or the receipt of waiver hereunder, Consultant is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer any other censure or penalty, Consultant may disclose such information to such tribunal without liability hereunder.

         7. Independent Contractor.

                  7.1 For all purses of this Agreement, Consultant is an independent contractor and not any employee, agent, partner or joint venturer of or with the Client. Consultant acknowledges and agrees that, except as otherwise expressly authorized by Client, it shall have no power to bind Client, or to assume or to create, any contract or agreement on behalf of Client or in Client's name.

                  7.2 Consultant shall be responsible for the payment of all federal, state and local taxes payable with respect to any compensation paid to Consultant hereunder.

                  7.3 Should Consultant engage other persons to assist Hollis in the performance of Consultant's services hereunder, Consultant shall be solely responsible for the compensation of such persons and for any tax withholding and payroll taxes required in connection with such compensation.

                  7.4 Consultant hereby agrees that any written work product produced on Client's behalf shall be deemed a "work for hire", which shall become the property of the Client.

         8. Other Activities During the Term of this Agreement.

                  8.1 This Agreement shall not be deemed or construed to require Consultant to devote its full time and attention to the performance of services hereunder nor to constitute an exclusive engagement of Consultant or Hollis. Subject to the restrictions, if any, contained in Schedule A hereto, Consultant and Hollis may undertake or engage in other activities during the term of this Agreement, provided such other activities do not interfere with the performance of Consultant's duties and obligations hereunder.

                  8.2 Client shall not be precluded from engaging other consultants to perform services for Client, which may be similar to services performed by Consultant hereunder.

         9. Additional Terms. The parties may set forth such additional terms and conditions as they mutually agree upon in Schedule A hereto.

         10. Assignment. As a personal services contract, this Agreement is not assignable by Consultant, but it may be assigned by Client to, and it shall be binding upon and inure to the benefit of, any personal or entity succeeding to all or substantially all of the business or assets of the Client.

         11. Interpretation. It is the intent of the parties that in case of any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of the Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions has never been contained herein. Moreover, it is the intent of the parties that in case any of the provisions contained int he Agreement shall be held to be excessively broad or, for any reason, such provisions shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to enforceable to the extent compatible with applicable law.

         12. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person, by facsimile, or by registered or certified mail, return receipt requested, addressed as provided on Schedule A hereto or to such other address as either party may notify the other in writing.

         13. Complete Agreement; Amendments. This Agreement, including Schedule A hereto, contains the entire agreement and understanding of the parties with respect to the subject matter of the Agreement, and no representations, promises, agreements or understanding, written or oral, not contained herein shall be of any force or effect. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is writing dated subsequent to the date hereof, and signed by the party intended to be bound.

         14. Headings. The headings of the paragraphs herein are for the purposes of reference only and in no way shall limit, define or otherwise affect the provisions hereof.

         15. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal lows of the State of Illinois, without regard to the provisions thereof respecting the conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.



                                             DRH STRATEGIC CONSULTING, INC.


                                             BY: /s/ Donald R. Hollis

                                                          PRESIDENT



                                                      DELUXE CORPORATION
                                                            CLIENT


                                              BY /s/ John A. Blanchard III

                                              ITS: Chairman & CEO

         The undersigned, Donald R. Hollis, individually acknowledges and agreed to provide consulting services to Client under the foregoing Consulting Agreement and to comply with and be bound by the terms and conditions of the foregoing Consulting Agreement.


                                                 /s/ Donald R. Hollis
                                                     Donald R. Hollis


                                   SCHEDULE A
                                       TO
                              CONSULTING AGREEMENT


1A.      Services to be Performed.

(a)      Description of Services:

         Consultant to provide market insight, reaction to strategy, technology and product plans, and assistance in conveying to customers/prospects Client's strengths.

(b)      Locations and Amount of Services:

                  Dedicated Services: At least 20 dedicated days of consulting services per year at (a) Client's place of business or (b) other locations (including the places of business of Client's customers) designated by Client.

                  Referral Services: Consultant will be available by phone to provide advice and feedback to Client on a demand basis to queries. There is no limitation to the number of such calls.

(c)      Scheduling:

         The scheduling of consulting services shall be subject to Hollis' availability. Client shall use its best efforts to provide as much advance notice of its scheduling needs as possible, and Consultant and Hollis shall do their best efforts to accommodate such needs.

2A.      Term of Agreement.

         This term of this Agreement shall commence on November 1, 1996 and continue until October 31, 1997.

3A.      Compensation.

(a) Retainer Fees: Client shall pay Consultant a fee at a rate of $3,500 per day of service. However, if during the twelve months less than twenty days have been utilized, Consultant shall bill for and Client shall pay for the number of days necessary to reach the 20 day minimum stipulated in 1A(b)

4A.      Restrictions on Consultant's Other Activities.

         Consultant hereby agrees that, during the term of this Agreement, it shall not enter into any agreement to provide consulting services to:

                                                     1.)      First Data Corp
                                                              Hackensack, NJ


                                                     2.)      EDS
                                                              Plano, TX

5A.       Address for Notice.

If to Consultant:                   If to Client:

DRH Strategic Consulting, Inc.               Deluxe Corporation
One First National Plaza                     3680 Victoria Street North
3184                                         Shoreview, MN 55126
Chicago, Illinois 60603                      Attn: J. A. Blanchard
                                             Facsimile: _______________

                                    ADDENDUM

         Addendum to that certain Consulting Agreement, dated as of November 1, 1996 (the "Agreement"), by and between Deluxe Corporation and DRH Strategic Consulting, Inc. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

1. At the end of Section 3A(a), add the words: "Fees shall not be payable hereunder for attendance by Hollis at meetings of the Board of Directors of Client."

2. The Agreement shall not be finally effective prior to its approval by the Board of Directors of Client. Prior to such final effectiveness, the Agreement may be terminated by either party immediately upon written notice to the other.

Accepted and Agreed:

DRH STRATEGIC CONSULTING, INC.                       DELUXE CORPORATION

By: /s/ Donald R. Hollis                       By: /s/ John A. Blanchard
   Its: President                                 Its: Chairman and CEO